Exhibit 5(b)



                            Scudder Development Fund
                               175 Federal Street
                           Boston, Massachusetts 02110

                         Investment Management Agreement
                            Scudder Development Fund

                                                               December 14, 1990
Scudder, Stevens & Clark, Inc.
345 Park Avenue
New York, NY 10154

Dear Sirs:


     Scudder   Development   Fund  (the  "Trust")  has  been  established  as  a
Massachusetts business trust to engage in the business of an investment company.

     The Trust has selected you to act as the sole investment manager of the Trust and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows:

     1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Trust in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") included in the Trust's Registration Statement on Form N-1 A, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended, (the .1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust:

      (a)  Declaration  of Trust  of  the   Trust  dated  December  21,1987,  as
           amended to date (the "Declaration").

      (b)  By-Laws of the Trust as in effect on the date hereof (the "By-Laws").

      (c) Resolutions of the Trustees and the shareholders of the Trust selecting you as investment manager and approving the form of this Agreement.

     The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

     2. Name of Trust. The Trust may use any name derived from the name "Scudder, Stevens & Clark", if the Trust elects to do so, only for so long as this Agreement, any other investment management agreement between you and the Trust or any extension, renewal or amendment hereof or thereof remains in effect, including any similar agreement with any organization which shall have succeeded to your business as investment manager. At such time as such an agreement shall no longer be in effect, the Trust shall (to the extent the Trust has the legal power to cause it to be done) cease to use such a name or any other name indicating that it is managed by or otherwise connected with you or any organization which shall have so succeeded to your business.

     3. Portfolio Management Services. As manager of the assets of the Trust, you shall provide continuing investment management of the assets of the Trust in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended, (the "Code") relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage the Trust so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Trust shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Trust in accordance with the requirements set forth in this section 3, you shall be entitled to receive and act upon advice of counsel to the Trust or counsel to you. You shall also make available to the Trust promptly upon request all of the

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Trust's  investment  records and ledgers as are necessary to assist the Trust to comply with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

     You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Trust and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Trust policies as expressed in the Registration Statement. You shall determine what portion of the Trust's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

     You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Trust and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

     4. Administrative Services. In addition to the portfolio management services specified above in section 3, you shall furnish at your expense for the use of the Trust such office space and facilities in the United States as the Trust may require for its reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services necessary for operating as an open-end investment company and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Trust shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, custodians, depositories, transfer and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Trust operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Trust's transfer agent; assisting in the preparation and filing of the Trust's federal, state and local tax returns; preparing and filing the Trust's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities, the calculation of net asset value and the calculation and payment of distributions to Trust shareholders; monitoring the registration of the Trust's shares of beneficial interest, par value $.01 per share, ("shares") under applicable federal and state securities laws; maintaining or causing to be maintained for the Trust all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Trust's custodian or other agents of the Trust; assisting in establishing the accounting policies of the Trust; assisting in the resolution of accounting issues that may arise with respect to the Trust's operations and consulting with the Trust's independent accountants, legal counsel and the Trust's other agents as necessary in connection therewith; establishing and monitoring the Trust's operating expense budgets; reviewing the Trust's bills; processing the payment of bills that have been approved by an authorized person; assisting the Trust in determining the amount of dividends and distributions available to be paid by the Trust to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent and the custodian with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of the Trust's business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Trust or any other person not a party to this Agreement which is obligated to provide services to the Trust.

     5. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 5, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including the Trust's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Trust, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 3 hereof and the administrative services described in section 4 hereof.

     You shall not be required to pay any expenses of the Trust other than those specifically allocated to you in this section 5. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of the Trust's Trustees and

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

officers as are directors, officers or employees of you whose services may be involved, for the following expenses of the Trust: organization expenses of the Trust (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Trust advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be maintained by the Trust's custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Trust in connection with membership in investment company trade organizations; fees and expenses of the Trust's custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 5, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Trust; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Trust for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Trust's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Trust; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAls of the Trust and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; costs of shareholders' and other meetings; and travel expenses (or an appropriate portion thereof) of Trustees and officers of the Trust who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.

     You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Trust if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Trust's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust shall have adopted a plan in conformity with Rule 1 2b-1 under the 1940 Act providing that the Trust (or some other party) shall assumed some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Trust (or some other party) pursuant to such a plan.

     6. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 3, 4 and 5 hereof, the Trust shall pay you on the last day of each month the unpaid balance of a fee equal to the excess of (a) 1/12 of 1% of the average daily net assets as defined below of the Trust for such month over (b) the greater of (i) the amount by which the Trust's expenses exceed the lowest applicable expense limitation (as more fully described below) or (ii) any compensation waived by you from time to time (as more fully described below). You shall be entitled to receive during any month such interim payments of your fee hereunder as you shall request, provided that no such payment shall exceed 75% of the amount of your fee then accrued on the books of the Trust and unpaid.

     The "average daily net assets" of the Trust shall mean the average of the values placed on the Trust's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Trust is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Trust lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Trust shall always be determined pursuant to the applicable provisions of the Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 6, the value of the net assets of the Trust as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Trust's portfolio may be lawfully determined on that day. If the Trust determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 6.

         You agree that your gross compensation for any fiscal year shall not be greater than an amount which, when added to the other expenses of the Trust, shall cause the aggregate expenses of the Trust to equal the maximum expenses under the lowest applicable expense limitation established pursuant to the statutes or regulations of any jurisdiction in which the Shares of the Trust may be qualified for offer and sale. Except to the extent that such amount has been reflected in reduced payments to you, you shall refund to the Trust the amount of any payment received in excess of the limitation pursuant to this section 6 as promptly as practicable after the end of such fiscal year, provided that you shall not be required to pay the Trust an amount greater than the fee paid to you in respect of such year pursuant to this Agreement. As used in this section

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6,  "expenses"  shall mean those  expenses  included in the  applicable  expense limitation having the broadest specifications thereof, and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company determined (i) by multiplying a fixed percentage by the average, or by multiplying more than one such percentage by different specified amounts of the average, of the values of an investment company's net assets for a fiscal year or (ii) by multiplying a fixed percentage by an investment company's net investment income for a fiscal year. The words "lowest applicable expense limitation" shall be construed to result in the largest reduction of your compensation for any fiscal year of the Trust; provided, however, that nothing in this Agreement shall limit your fees if not required by an applicable statute or regulation referred to above in this section 6.

     You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Trust's expenses, as if such waiver or limitation were fully set forth herein.

     7. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of the Trust, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and safe of portfolio securities end other investments for the Trust's account with brokers or dealers selected by you in accordance with Trust policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Trust, you shall act solely as investment counsel for such clients and not in any way on behalf of the Trust.

     Your services to the Trust pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust.

     8. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his or her employment by the Trust, to be acting in such employment solely for the Trust and not as your employee or agent.

     9. Duration and Termination of This Agreement This Agreement shall remain in force until September 30, 1992 and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     This Agreement may be terminated with respect to the Trust at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Trust or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.

     10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the outstanding voting securities of the Trust and by the Trust's Board of Trustees, including a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

     11. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Scudder Development Fund" refers to the Trustees under the Declaration collectively as

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trustees and not as individuals or personally, and that no shareholder, Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

     You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each series under the Declaration are separate and distinct from those of any and all other series.

     12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     This Agreement shall not apply to the management of assets allocated to any series of the Trust's shares hereafter established by the Trust's Board of Trustees.

     In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

     This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Trust to fail to comply with the requirements of Subchapter M of the Code.

     This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust.

     If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter end return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                                               Yours very truly,

                                                        Scudder Development Fund

                                              By  /s/Daniel Pierce
                                                 -------------------------------
                                                                       President


     The foregoing Agreement is hereby accepted as of the date thereof.

                                                  SCUDDER, STEVENS & CLARK, INC.

                                              By  /s/David S. Lee
                                                 -------------------------------
                                                               Managing Director

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